Exhibit 19 under Form N-1A
                                              Exhibit 24 under Item 601/Reg. S-K



                                POWER OF ATTORNEY


         Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretary of AUTOMATED GOVERNMENT MONEY TRUST and the Deputy General Counsel of Federated Services Company, and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign any and all documents to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.



SIGNATURES                       TITLE                                     DATE




/s/ John F. Donahue              Chairman and Trustee              September 3, 1997
----------------------------
John F. Donahue                    (Chief Executive Officer)



/s/ Glen R. Johnson              President                         September 3, 1997
----------------------------
Glen R. Johnson



/s/ John W. McGonigle            Treasurer, Executive              September 3, 1997
John W. McGonigle                Vice President and Secretary
                                 (Principal Financial and
                                     Accounting Officer)



/s/ Thomas G. Bigley             Trustee                           September 3, 1997
----------------------------
Thomas G. Bigley



/s/ John T. Conroy, Jr.          Trustee                           September 3, 1997
----------------------------
John T. Conroy, Jr.






/s/ William J. Copeland          Trustee                           September 3, 1997
----------------------------
William J. Copeland



/s/ James E. Dowd                Trustee                           September 3, 1997
----------------------------
James E. Dowd



/s/ Lawrence D. Ellis, M.D.      Trustee                           September 3, 1997
Lawrence D. Ellis, M.D.



/s/ Edward L. Flaherty, Jr.      Trustee                           September 3, 1997
-----------------------------
Edward L. Flaherty, Jr.



/s/ Peter E. Madden              Trustee                           September 3, 1997
-----------------------------
Peter E. Madden



/s/ Gregor F. Meyer              Trustee                           September 3, 1997
-----------------------------
Gregor F. Meyer



/s/ John E. Murray, Jr.          Trustee                           September 3, 1997
-----------------------------
John E. Murray, Jr.



/s/ Wesley W. Posvar             Trustee                           September 3, 1997
-----------------------------
Wesley W. Posvar



/s/Marjorie P. Smuts             Trustee                           September 3, 1997
Marjorie P. Smuts



Sworn to and subscribed before me this  3rd  day of  September , 1997



/s/ Marie M. Hamm

Notarial Seal
Marie M. Hamm, Notary Public
Plum Boro, Allegheny County
My Commission Expires Oct. 9, 2000
Member, Pennsylvania Association of Notaries